As filed with the Securities and Exchange Commission on May 25, 1999

                                                    Registration No. 333-



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933



                            QUAD SYSTEMS CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                    23-2180139
--------------------------------                  -------------------
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                   Identification No.)


   2405 MARYLAND ROAD, WILLOW GROVE, PENNSYLVANIA           19090
------------------------------------------------------------------------------
     (Address of Principal Executive Offices)            (Zip Code)



                            QUAD SYSTEMS CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN
--------------------------------------------------------------------------------
                            (Full Title of the Plan)


                         THEODORE J. SHONECK, PRESIDENT
                            QUAD SYSTEMS CORPORATION
                               2405 MARYLAND ROAD
                        WILLOW GROVE, PENNSYLVANIA 19090
--------------------------------------------------------------------------------
                     (Name and Address of Agent For Service)


                                 (215) 657-6202
--------------------------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent For Service)




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


                         CALCULATION OF REGISTRATION FEE


----------------------------------------------------------------------------------------------------
                                              Proposed            Proposed
                                              Maximum             Maximum
Title of Securities     Amount To Be          Offering           Aggregate
To Be Registered         Registered            Price         Offering Price (2)      Amount Of
                            (1)              Per Share                            Registration Fee
                                                 (2)
----------------------------------------------------------------------------------------------------
   Common Stock,
  $.03 par value          150,000              $1.86              $279,000             $77.56
----------------------------------------------------------------------------------------------------


(1) Plus such additional number of shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457 (h) (1), on the basis of the average of the high and low prices of the Common Stock as reported on the Nasdaq National Market on May 21, 1999.


                                EXPLANATORY NOTE

     This Registration Statement has been prepared in accordance with the requirements of Form S-8, as amended, and relates to an aggregate of 150,000 shares of Common Stock, $.03 par value per share, of Quad Systems Corporation (the "Company"), which represent the increase in the number of shares issuable under the Company's 1995 Employee Stock Purchase Plan (the "Plan") approved by the Board of Directors of the Company on December 21, 1998 and subsequently approved by the stockholders of the Company on March 9, 1999. The Company previously filed with the Securities and Exchange Commission (the "Commission") on June 13, 1995 a Registration Statement on Form S-8 (File No. 33-93436), covering an aggregate of 150,000 shares of the Company's Common Stock reserved for issuance under the Plan.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

        (Not required to be filed as part of this Registration Statement)


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

     The following documents filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or the Securities Act of 1933, as amended, by Quad Systems Corporation (the "Company") are incorporated herein by reference:

(a) the Company's Annual Report on Form 10-K, as amended by Form 10-K/A filed on January 25, 1999, for the year ended September 30, 1998;

(b) the Company's Quarterly Report on Form 10-Q for the quarter ended December 31, 1998;

(c) the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1999; and

(d) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed on April 5, 1993, as amended by Form 8A/A filed on May 7, 1993, by the Company under the Exchange Act.

     In addition, all documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

            Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

            Not applicable.

ITEM 6.  IDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the Delaware General Corporation Law generally provides that a corporation may indemnify its directors, officers, employees, fiduciaries and agents against liabilities and reasonable expenses incurred in connection with any threatened, pending, or completed action, suit or proceeding whether civil, criminal, administrative or investigative and whether formal or informal (a "Proceeding"), by reason of being or having been a director, officer, employee, fiduciary or agent of the corporation, if such person acted in good faith and reasonably believed that his conduct, in this official capacity, was in the best interests of the corporation (or, with respect to employee benefit plans, was in the best interests of the participants of the plan), and in all other cases his conduct was at least not opposed to the corporation's best interests. In the case of a criminal proceeding, the director, officer, employee, fiduciary or agent must have had no reasonable cause to believe his conduct was unlawful. Under Delaware law, the corporation may not indemnify a director, officer, employee, fiduciary or agent in connection with a Proceeding by or in the right of the corporation if the director is adjudged liable to the corporation, unless and only to the extent that the Delaware Court of Chancery or the court in which the Proceeding was brought determines that despite the adjudication of liability, in view of all the circumstances of the case, such person is still fairly and reasonably entitled to indemnification to the extent such court deems it proper.

     Article VII of the Company's Amended and Restated Articles of Incorporation provides that the Company shall indemnify its officers and directors against all expenses, liability and loss incurred as a result of such person's being a party to, or threatened to be made a party to, any Proceeding by reason of the fact that he or she is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another enterprise, to the full extent authorized by the General Corporation Law of the State of Delaware. Article VII further permits the Company to maintain insurance, at its expense, to protect itself and any such director or officer of the Company or another enterprise against such expense, liability or loss. Amendments, repeals or modification of such Article VII may only be made prospectively, and such changes require the affirmative vote of not less than three-fourths of the outstanding shares of stock of the Company entitled to vote in the election of directors. The indemnification provisions in Article VII of the Company's By-Laws are substantially similar to the provisions of Section 145 of the Delaware General Corporation Law, which permit such indemnification to the fullest extent authorized by the General Corporation Law of the State of Delaware.

     The Company has purchased directors' and officers' liability insurance coverage for the indemnifications described above.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

5.    Opinion of Ballard Spahr Andrews & Ingersoll, LLP

23.1  Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in Exhibit 5)

23.2  Consent of Ernst & Young LLP

24.1  Power of Attorney (included on signature page)

99.1  Quad Systems Corporation Employee Stock Purchase Plan

ITEM 9. UNDERTAKINGS.

     (a) The Company hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a) (1) (i) and (a) (1) (ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certified that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in Willow Grove Township, Commonwealth of Pennsylvania, on May 20, 1999.

                             QUAD SYSTEMS CORPORATION

                             By:  /s/  THEODORE J. SHONECK
                                  ------------------------------------------
                                       Theodore J. Shoneck
                                       President and Chief Operating Officer


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Theodore J. Shoneck and Anthony R. Drury, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons, in the capacities and on the dates indicated.


            SIGNATURE                                 TITLE                            DATE
            ---------                                 -----                            ----

/s/    THEODORE J. SHONECK         President and Chief Operating Officer           May 20, 1999
------------------------------     (Principal Executive Officer)
Theodore J. Shoneck


/s/    ANTHONY R. DRURY            Senior Vice President-Finance and Chief         May 20, 1999
------------------------------     Financial Officer (Principal Financial and
Anthony R. Drury                   Accounting Officer)


/s/    VAHRAM V. ERDEKIAN          Director                                        May 20, 1999
------------------------------
Vahram V. Erdekian


/s/    ROBERT P. PINKAS            Director                                        May 20, 1999
------------------------------
Robert P. Pinkas


/s/    LORIN J. RANDALL            Director                                        May 20, 1999
------------------------------
Lorin J. Randall


/s/    DAVID H. YOUNG              Director                                        May 20, 1999
------------------------------
David H. Young



                                  EXHIBIT INDEX



         EXHIBIT NO.      DESCRIPTION                                    PAGE
         -----------      -----------                                    ----

                5         Opinion of Ballard Spahr Andrews &
                          Ingersoll, LLP

              23.1        Consent of Ballard Spahr Andrews &
                          Ingersoll, LLP

              23.2        Consent of Ernst & Young LLP

              24.1 Power of Attorney (included on signature page)

              99.1        Quad Systems Corporation
                          Employee Stock Purchase Plan



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